Exhibit 99.1

PORTFOLIO OVERVIEW[1]

Wholly-owned properties – summary

Property Type	Design Units	Design Beds	Leasing Status as of September 28, 2015	Leasing Status as of September 30, 2014	Occupancy Change	Fall 2015 Final Rental Change	Revenue Change	Rental Revenue per leased Bed for Academic Year[2] 2015/2016	Rental Revenue per leased Bed for Academic Year[2] 2014/2015
Q4 2015 Same Store Wholly-owned Properties	26,216	80,447	97.7%	97.7%	0.0%	2.9%	2.9%	$ 661	$ 643
New Wholly-owned Properties	2,610	8,348	89.9%	n/a	n/a	n/a	n/a	$ 789	n/a
Total - Wholly-owned Properties	28,826	88,795	96.9%	97.7%	n/a	n/a	n/a	$ 672	n/a

Note: The same store grouping presented above represents properties that will be classified as same store properties during the fourth quarter 2015 (the first full quarter of operations in the 2015/2016 academic year.) This same store grouping is presented for purposes of disclosing the pre-leasing status for the 2015/2016 academic year, which will have a significant effect on our results of operations for the year ended December 31, 2016.

1. Represents leasing status for the 2015/2016 academic year as of September 28, 2015, as compared to prior academic year final occupancy and rental rates as of September 30, 2014.
2. Represents average rental revenue per leased bed for the academic years presented.

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